NEWS
Gavin Felder
Chief Strategy Officer and Interim Head, Investor Relations

Yum! Brands Reports Third-Quarter Results
10% System Sales Growth Excluding Russia Impact;
Led by 5% Same-Store Sales Growth with 979 Gross Unit Openings

Louisville, KY (November 2, 2022) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third quarter ended September 30, 2022. Worldwide system sales excluding foreign currency translation grew 7%, with 5% same-store sales growth and 4% unit growth. Third quarter GAAP operating profit grew 4%. Third quarter core operating profit grew 8% including a 3-point headwind from Russia. Third quarter GAAP EPS was $1.14 and third quarter EPS excluding Special Items was $1.09. Our year-over-year EPS excluding Special Items results reflect a $0.23 negative impact from a higher current year tax rate, lower investment gains and the removal of Russia-based profits. Foreign currency translation also unfavorably impacted our EPS by $0.10.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “I’m pleased to report another strong quarter for Yum!, with system sales growth of 10% excluding Russia, driven by strong demand for our iconic brands, increased digital adoption and continued momentum on unit development. Our three global brands delivered widespread system sales growth, once again demonstrating that our globally diversified business, led by our world-class teams and franchisees, can thrive in any environment.”

RUSSIA UPDATE
•As previously announced, Yum! entered into a sale and purchase agreement to transfer ownership of our Russian KFC restaurants, operating system and master franchise rights, including the network of KFC franchised restaurants, to Smart Service Ltd., a business operated by one of our existing KFC franchisees in Russia. Under the agreement, the buyer will be responsible for rebranding locations to a non-Yum! concept and retaining employees in Russia. Completion of the transaction is subject to regulatory and governmental approvals, as well as other conditions. Following the completion of the transaction, we will have ceased our corporate presence in Russia.
•As of the beginning of the second quarter, we elected to remove Russia from our unit count and system sales, negatively impacting those key performance metrics as presented in our THIRD-QUARTER HIGHLIGHTS section and the remainder of this release.
•Removing Russia from our prior year base, key performance metrics would have been as follows:

Key Performance Metrics Adjusted for Russia	% Change
	System Sales Ex F/X	Units
KFC Division	+12	+7
Worldwide	+10	+6

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales grew 7%, excluding foreign currency translation, with KFC at 8%, Taco Bell at 9% and Pizza Hut 4%.
•We added 979 gross units during the third quarter resulting in 644 net-new units.
•Russia units are excluded from our same-store sales results for the quarter.
•Reported digital sales of approximately $6 billion, with digital mix exceeding 40%.
•Foreign currency translation unfavorably impacted divisional operating profit by $39 million.

Reported Results	% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+8	+7	+2	(3)	+7
Taco Bell Division	+9	+6	+5	+10	+11
Pizza Hut Division	+4	+1	+4	(8)	(3)
Worldwide	+7	+5	+4	+4	+8
1 See reconciliation of Non-GAAP Measurements to GAAP Results in our Condensed Consolidated Summary of Results for further detail of Core Operating Profit.

All comparisons are versus the same period a year ago.

System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results in our Condensed Consolidated Summary of Results for further details.

Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

	Third-Quarter			Year-to-Date
	2022	2021	% Change	2022	2021	% Change
GAAP EPS	$1.14	$1.75	(35)	$3.28	$4.10	(20)
Special Items EPS[1]	$0.05	$0.53	NM	$0.08	$0.66	NM
EPS Excluding Special Items	$1.09	$1.22	(11)	$3.20	$3.44	(7)
1 See reconciliation of Non-GAAP Measurements to GAAP Results in our Condensed Consolidated Summary of Results for further detail of Special Items.

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	26,872	26,222	+2	N/A	26,872	26,222	+2	N/A
System Sales ($MM)	7,824	7,878	(1)	+8	22,809	22,789	Even	+6
Same-Store Sales Growth (%)	+7	+6	NM	NM	+3	+14	NM	NM
Franchise and Property Revenues ($MM)	418	391	+7	+15	1,195	1,124	+6	+12
Operating Profit ($MM)	304	314	(3)	+7	888	932	(5)	+2
Operating Margin (%)	43.4	45.4	(2.0)	(0.6)	43.5	46.6	(3.1)	(2.5)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+9	+3	+7	(1)
Same-Store Sales Growth	+8	+2	+4	(2)

•As of the beginning of the second quarter, we removed 1,112 units in Russia from our global KFC unit count, or 4% of units.
•KFC Division opened 485 gross new restaurants in 56 countries.
•KFC Division ex-China same-store sales grew 9%.
•As a result of our decision to exit the Russia business, third-quarter KFC Division system sales growth was negatively impacted by 4 percentage points, KFC International system sales growth was negatively impacted by 5 percentage points and KFC Division operating profit growth excluding foreign currency was negatively impacted by 5 percentage points.
•Foreign currency translation unfavorably impacted operating profit by $33 million.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+5	(5)
United States	17%	+3	(1)
Asia	12%	+9	+7
Europe (excluding United Kingdom)	10%	+25	+30
United Kingdom	8%	(7)	(3)
Australia	7%	+14	+8
Latin America	5%	+26	+31
Middle East / Turkey / North Africa	5%	+46	+43
Africa	4%	+31	+26
Canada	2%	+1	+1
Thailand	2%	+35	+26
India	1%	+45	+60

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021 adjusted for the exclusion of Russia.

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	7,974	7,619	+5	N/A	7,974	7,619	+5	N/A
System Sales ($MM)	3,417	3,143	+9	+9	10,034	9,212	+9	+9
Same-Store Sales Growth (%)	+6	+5	NM	NM	+6	+12	NM	NM
Franchise and Property Revenues ($MM)	196	177	+11	+11	574	518	+11	+11
Operating Profit ($MM)	204	184	+10	+11	604	560	+8	+8
Operating Margin (%)	35.9	34.6	1.3	1.4	36.1	36.1	Even	0.1

•Taco Bell Division opened 98 gross new restaurants in 16 countries.
•Taco Bell U.S. system sales grew 8% and Taco Bell International system sales grew 26%.
•Taco Bell U.S. same-store sales grew 7% and Taco Bell International same-store sales grew 5%.
•Company-owned restaurant margins were approximately 24%, slightly above the third quarter last year.
•Foreign currency translation unfavorably impacted operating profit by $1 million.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2022	2021	Reported	Ex F/X	2022	2021	Reported	Ex F/X
Restaurants	18,807	18,007	+4	N/A	18,807	18,007	+4	N/A
System Sales ($MM)	3,146	3,170	(1)	+4	9,345	9,409	(1)	+3
Same-Store Sales Growth (%)	+1	+4	NM	NM	Even	+9	NM	NM
Franchise and Property Revenues ($MM)	145	147	(2)	+3	438	435	+1	+4
Operating Profit ($MM)	92	101	(8)	(3)	287	306	(6)	(3)
Operating Margin (%)	39.0	40.6	(1.6)	(0.9)	40.1	40.9	(0.8)	(0.3)

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+6	+2	+6	(2)
Same-Store Sales Growth	+2	+1	+2	(3)

•As of the beginning of the second quarter, we removed 53 units in Russia from our global Pizza Hut unit count.
•Pizza Hut Division opened 392 gross new restaurants in 47 countries.
•Foreign currency translation unfavorably impacted operating profit by $5 million.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	43%	+2	(2)
China	16%	+7	(3)
Asia	14%	+6	+4
Latin America / Spain / Portugal	10%	+9	+14
Europe (excluding Spain & Portugal)	8%	(3)	+11
Middle East / Turkey / North Africa	4%	+11	+15
Canada	3%	+5	+6
India	1%	+51	+57
Africa	<1%	+51	+19

1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2021 adjusted for the exclusion of Russia.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division system sales grew 12%.
•The Habit Burger Grill Division opened 4 gross new restaurants in the U.S.
•The Habit Burger Grill Division same-store sales decreased 1%.

OTHER ITEMS

•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.
•Ex-special tax rate this quarter was just under 27%, largely due to adjustments recorded in the quarter associated with prior year taxes.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time November 2, 2022. The number is 844/200-6205 for U.S. callers, 833/950-0062 for Canada callers, and 929/526-1599 for international callers, conference ID 294847.

The call will be available for playback beginning at 10:00 a.m. Eastern Time November 2, 2022 through November 9, 2022. To access the playback, dial 866/813-9403 in the U.S., 226/828-7578 in Canada, 0204/525-0658 for U.K. (local), and +44/204-525-0658 internationally, conference ID 923614.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2022 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included in our Condensed Consolidated Summary of Results.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; the macroeconomic and regional instability caused by the Russia conflict in Ukraine; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding and retaining qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions, including inflationary pressures; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, and its subsidiaries franchise or operate a system of nearly 54,000 restaurants in more than 155 countries and territories under the company’s concepts – KFC, Taco Bell, Pizza Hut and the Habit Burger Grill. The Company's KFC, Taco Bell and Pizza Hut brands are global leaders of the chicken, Mexican-style food, and pizza categories, respectively. The Habit Burger Grill is a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Yum! Brands was named to the 2021 Dow Jones Sustainability Index North America and was ranked on Newsweek’s list of 2021 America’s Most Responsible Companies. In 2022, Yum! Brands was named to 3BL Media’s 100 Best Corporate Citizens.

Analysts are invited to contact:
Gavin Felder, Chief Strategy Officer and Interim Head, Investor Relations at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/22	9/30/21	B/(W)	9/30/22	9/30/21	B/(W)
Revenues
Company sales	$479	$513	(7)	$1,448	$1,509	(4)
Franchise and property revenues	760	716	6	2,211	2,080	6
Franchise contributions for advertising and other services	401	377	6	1,164	1,105	5
Total revenues	1,640	1,606	2	4,823	4,694	3

Costs and Expenses, Net
Company restaurant expenses	402	421	5	1,219	1,230	1
General and administrative expenses	261	253	(3)	768	689	(12)
Franchise and property expenses	28	31	8	89	81	(12)
Franchise advertising and other services expense	396	375	(6)	1,153	1,090	(6)
Refranchising (gain) loss	(3)	1	NM	(15)	(21)	(26)
Other (income) expense	10	(2)	NM	—	(12)	NM
Total costs and expenses, net	1,094	1,079	(1)	3,214	3,057	(5)

Operating Profit	546	527	4	1,609	1,637	(2)
Investment (income) expense, net	(27)	(51)	(49)	(19)	(52)	(64)
Other pension (income) expense	2	1	NM	3	6	48
Interest expense, net	124	126	1	390	416	6
Income before income taxes	447	451	(1)	1,235	1,267	(3)
Income tax provision	116	(77)	NM	281	22	NM
Net Income	$331	$528	(37)	$954	$1,245	(23)

Basic EPS
EPS	$1.16	$1.78	(35)	$3.33	$4.17	(20)
Average shares outstanding	285	296	4	287	298	4

Diluted EPS
EPS	$1.14	$1.75	(35)	$3.28	$4.10	(20)
Average shares outstanding	289	302	4	291	304	4

Dividends declared per common share	$0.57	$0.50		$1.71	$1.50

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/22	9/30/21	B/(W)	9/30/22	9/30/21	B/(W)

Company sales	$112	$143	(22)	$353	$423	(17)
Franchise and property revenues	418	391	7	1,195	1,124	6
Franchise contributions for advertising and other services	174	158	10	493	452	9
Total revenues	704	692	2	2,041	1,999	2

Company restaurant expenses	97	117	17	307	346	11
General and administrative expenses	96	86	(10)	269	239	(12)
Franchise and property expenses	15	20	27	53	49	(8)
Franchise advertising and other services expense	166	154	(8)	480	438	(10)
Other (income) expense	26	1	NM	44	(5)	NM
Total costs and expenses, net	400	378	(5)	1,153	1,067	(8)
Operating Profit	$304	$314	(3)	$888	$932	(5)

Company restaurant margin %[1]	13.6%	18.9%	(5.3) ppts.	13.1%	18.3%	(5.2) ppts.

Operating margin	43.4%	45.4%	(2.0) ppts.	43.5%	46.6%	(3.1) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/22	9/30/21	B/(W)	9/30/22	9/30/21	B/(W)

Company sales	$234	$225	4	$691	$656	5
Franchise and property revenues	196	177	11	574	518	11
Franchise contributions for advertising and other services	138	132	5	406	380	7
Total revenues	568	534	6	1,671	1,554	8

Company restaurant expenses	177	172	(3)	525	495	(6)
General and administrative expenses	41	40	(2)	116	104	(11)
Franchise and property expenses	8	9	10	22	23	2
Franchise advertising and other services expense	139	131	(6)	406	377	(8)
Other (income) expense	(1)	(2)	NM	(2)	(5)	NM
Total costs and expenses, net	364	350	(4)	1,067	994	(7)
Operating Profit	$204	$184	10	$604	$560	8

Company restaurant margin %[1]	23.9%	23.4%	0.5 ppts.	23.9%	24.5%	(0.6) ppts.

Operating margin	35.9%	34.6%	1.3 ppts.	36.1%	36.1%	Even

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/22	9/30/21	B/(W)	9/30/22	9/30/21	B/(W)

Company sales	$4	$13	(63)	$14	$39	(64)
Franchise and property revenues	145	147	(2)	438	435	1
Franchise contributions for advertising and other services	88	87	—	264	273	(3)
Total revenues	237	247	(4)	716	747	(4)

Company restaurant expenses	5	12	59	15	36	59
General and administrative expenses	45	45	(2)	145	128	(13)
Franchise and property expenses	5	2	(103)	9	9	4
Franchise advertising and other services expense	91	90	(1)	266	275	3
Other (income) expense	(1)	(3)	NM	(6)	(7)	NM
Total costs and expenses, net	145	146	2	429	441	3
Operating Profit	$92	$101	(8)	$287	$306	(6)

Company restaurant margin %[1]	(5.4)%	6.0%	(11.4) ppts.	(4.7)%	6.9%	(11.6) ppts.

Operating margin	39.0%	40.6%	(1.6) ppts.	40.1%	40.9%	(0.8) ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/22	12/31/21
ASSETS
Current Assets
Cash and cash equivalents	$410	$486
Accounts and notes receivable, less allowance: $34 in 2022 and $36 in 2021	579	596
Prepaid expenses and other current assets	606	450
Total Current Assets	1,595	1,532

Property, plant and equipment, net of accumulated depreciation of $1,262 in 2022
and $1,270 in 2021	1,114	1,207
Goodwill	633	657
Intangible assets, net	341	359
Other assets	1,429	1,487
Deferred income taxes	667	724
Total Assets	$5,779	$5,966

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,156	$1,334
Income taxes payable	16	13
Short-term borrowings	72	68
Total Current Liabilities	1,244	1,415

Long-term debt	11,517	11,178
Other liabilities and deferred credits	1,560	1,746
Total Liabilities	14,321	14,339

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 284 shares issued in 2022 and 289 issued in 2021	—	—
Accumulated deficit	(8,244)	(8,048)
Accumulated other comprehensive loss	(298)	(325)
Total Shareholders' Deficit	(8,542)	(8,373)
Total Liabilities and Shareholders' Deficit	$5,779	$5,966
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/22	9/30/21
Cash Flows - Operating Activities
Net Income	$954	$1,245
Depreciation and amortization	104	117
Refranchising (gain) loss	(15)	(21)
Investment (income) expense, net	(19)	(52)
Deferred income taxes	3	(173)
Share-based compensation expense	64	58
Changes in accounts and notes receivable	(26)	—
Changes in prepaid expenses and other current assets	(3)	(5)
Changes in accounts payable and other current liabilities	(149)	24
Changes in income taxes payable	(3)	(45)
Other, net	65	144
Net Cash Provided by Operating Activities	975	1,292

Cash Flows - Investing Activities
Capital spending	(158)	(138)
Proceeds from refranchising of restaurants	51	48
Other, net	(5)	(33)
Net Cash Used in Investing Activities	(112)	(123)

Cash Flows - Financing Activities
Proceeds from long-term debt	999	4,150
Repayments of long-term debt	(678)	(3,647)
Repurchase shares of Common Stock	(714)	(857)
Dividends paid on Common Stock	(489)	(446)
Debt issuance costs	(11)	(37)
Other, net	(35)	(44)
Net Cash Used in Financing Activities	(928)	(881)
Effect of Exchange Rate on Cash and Cash Equivalents	(43)	(1)
Net Increase (Decrease) in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(108)	287
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	771	1,024
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$663	$1,311

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and foreign currency translation (“F/X”) and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (h) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/22	9/30/21	9/30/22	9/30/21
Detail of Special Items
Refranchising gain (loss)(a)	$1	$—	$5	$4
Operating profit impact from decision to exit Russia(b)	16	—	37	—
Charges associated with resource optimization(c)	(2)	(4)	(2)	(7)
Other Special Items Income (Expense)	—	1	(1)	2
Special Items Income (Expense) - Operating Profit	15	(3)	39	(1)
Charges associated with resource optimization - Other pension (expense) income(c)	—	—	—	1
Interest expense, net(d)	—	—	(28)	(34)
Special Items Income (Expense) before Income Taxes	15	(3)	11	(34)
Tax (Expense) Benefit on Special Items(e)	(2)	11	(2)	18
Tax Benefit - Intra-entity transfer of intellectual property(f)	—	152	—	216
Tax Benefit - Newly issued U.S. foreign tax credit regulations(g)	—	—	82	—
Tax (Expense) Benefit - Income tax impacts from decision to exit Russia(h)	2	—	(69)	—
Special Items Income (Expense), net of tax	$15	$160	$22	$200
Average diluted shares outstanding	289	302	291	304
Special Items diluted EPS	$0.05	$0.53	$0.08	$0.66

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$546	$527	$1,609	$1,637
Special Items Income (Expense)	15	(3)	39	(1)
Foreign Currency Impact on Divisional Operating Profit	(39)	N/A	(76)	N/A
Core Operating Profit	$570	$530	$1,646	$1,638

KFC Division
GAAP Operating Profit	$304	$314	$888	$932
Foreign Currency Impact on Divisional Operating Profit	(33)	N/A	(64)	N/A
Core Operating Profit	$337	$314	$952	$932

Taco Bell Division
GAAP Operating Profit	$204	$184	$604	$560
Foreign Currency Impact on Divisional Operating Profit	(1)	N/A	(2)	N/A
Core Operating Profit	$205	$184	$606	$560

Pizza Hut Division
GAAP Operating Profit	$92	$101	$287	$306
Foreign Currency Impact on Divisional Operating Profit	(5)	N/A	(10)	N/A
Core Operating Profit	$97	$101	$297	$306

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$(4)	$1	$(14)	$6
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit (Loss)	$(4)	$1	$(14)	$6

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.14	$1.75	$3.28	$4.10
Special Items Diluted EPS	0.05	0.53	0.08	0.66
Diluted EPS excluding Special Items	$1.09	$1.22	$3.20	$3.44

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	25.8%	(17.0)%	22.7%	1.8%
Impact on Tax Rate as a result of Special Items	(0.9)%	(35.9)%	(1.1)%	(17.9)%
Effective Tax Rate excluding Special Items	26.7%	18.9%	23.8%	19.7%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$304	$204	$92	$(4)	$(50)	$546
Less:
Franchise and property revenues	418	196	145	1	—	760
Franchise contributions for advertising and other services	174	138	88	1	—	401
Add:
General and administrative expenses	96	41	45	12	67	261
Franchise and property expenses	15	8	5	—	—	28
Franchise advertising and other services expense	166	139	91	—	—	396
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	26	(1)	(1)	—	(14)	10
Company restaurant profit	$15	$57	$(1)	$6	$—	$77
Company sales	$112	$234	$4	$129	$—	$479
Company restaurant margin %	13.6%	23.9%	(5.4)%	5.2%	N/A	16.2%

	Quarter ended 9/30/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$314	$184	$101	$1	$(73)	$527
Less:
Franchise and property revenues	391	177	147	1	—	716
Franchise contributions for advertising and other services	158	132	87	—	—	377
Add:
General and administrative expenses	86	40	45	12	70	253
Franchise and property expenses	20	9	2	—	—	31
Franchise advertising and other services expense	154	131	90	—	—	375
Refranchising (gain) loss	—	—	—	—	1	1
Other (income) expense	1	(2)	(3)	—	2	(2)
Company restaurant profit	$26	$53	$1	$12	$—	$92
Company sales	$143	$225	$13	$132	$—	$513
Company restaurant margin %	18.9%	23.4%	6.0%	8.6%	N/A	17.9%

	Year to date 9/30/2022
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$888	$604	$287	$(14)	$(156)	$1,609
Less:
Franchise and property revenues	1,195	574	438	4	—	2,211
Franchise contributions for advertising and other services	493	406	264	1	—	1,164
Add:
General and administrative expenses	269	116	145	35	203	768
Franchise and property expenses	53	22	9	1	4	89
Franchise advertising and other services expense	480	406	266	1	—	1,153
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	44	(2)	(6)	—	(36)	—
Company restaurant profit	$46	$166	$(1)	$18	$—	$229
Company sales	$353	$691	$14	$390	$—	$1,448
Company restaurant margin %	13.1%	23.9%	(4.7)%	4.8%	N/A	15.8%

	Year to date 9/30/2021
	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$932	$560	$306	$6	$(167)	$1,637
Less:
Franchise and property revenues	1,124	518	435	3	—	2,080
Franchise contributions for advertising and other services	452	380	273	—	—	1,105
Add:
General and administrative expenses	239	104	128	35	183	689
Franchise and property expenses	49	23	9	—	—	81
Franchise advertising and other services expense	438	377	275	—	—	1,090
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	(5)	(5)	(7)	—	5	(12)
Company restaurant profit	$77	$161	$3	$38	$—	$279
Company sales	$423	$656	$39	$391	$—	$1,509
Company restaurant margin %	18.3%	24.5%	6.9%	9.7%	N/A	18.5%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$704	$568	$237	$131	$—	$1,640

Company restaurant expenses	97	177	5	123	—	402
General and administrative expenses	96	41	45	12	67	261
Franchise and property expenses	15	8	5	—	—	28
Franchise advertising and other services expense	166	139	91	—	—	396
Refranchising (gain) loss	—	—	—	—	(3)	(3)
Other (income) expense	26	(1)	(1)	—	(14)	10
Total costs and expenses, net	400	364	145	135	50	1,094
Operating Profit (Loss)	$304	$204	$92	$(4)	$(50)	$546

Quarter Ended 9/30/2021	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$692	$534	$247	$133	$—	$1,606

Company restaurant expenses	117	172	12	120	—	421
General and administrative expenses	86	40	45	12	70	253
Franchise and property expenses	20	9	2	—	—	31
Franchise advertising and other services expense	154	131	90	—	—	375
Refranchising (gain) loss	—	—	—	—	1	1
Other (income) expense	1	(2)	(3)	—	2	(2)
Total costs and expenses, net	378	350	146	132	73	1,079
Operating Profit (Loss)	$314	$184	$101	$1	$(73)	$527

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2022	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$2,041	$1,671	$716	$395	$—	$4,823

Company restaurant expenses	307	525	15	372	—	1,219
General and administrative expenses	269	116	145	35	203	768
Franchise and property expenses	53	22	9	1	4	89
Franchise advertising and other services expense	480	406	266	1	—	1,153
Refranchising (gain) loss	—	—	—	—	(15)	(15)
Other (income) expense	44	(2)	(6)	—	(36)	—
Total costs and expenses, net	1,153	1,067	429	409	156	3,214
Operating Profit (Loss)	$888	$604	$287	$(14)	$(156)	$1,609

Year to Date 9/30/2021	KFC Division	Taco Bell Division	Pizza Hut Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,999	$1,554	$747	$394	$—	$4,694

Company restaurant expenses	346	495	36	353	—	1,230
General and administrative expenses	239	104	128	35	183	689
Franchise and property expenses	49	23	9	—	—	81
Franchise advertising and other services expense	438	377	275	—	—	1,090
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	(5)	(5)	(7)	—	5	(12)
Total costs and expenses, net	1,067	994	441	388	167	3,057
Operating Profit (Loss)	$932	$560	$306	$6	$(167)	$1,637

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2022 and 2021 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2022 and 2021 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarter ended September 30, 2022, we recorded net refranchising gains of $1 million that have been reflected as Special Items. During the years to date ended September 30, 2022 and 2021, we recorded net refranchising gains of $5 million and $4 million, respectively, that have been reflected as Special Items.

Additionally, we recorded net refranchising gains of $2 million and net refranchising losses of $1 million during the quarters ended September 30, 2022 and 2021, respectively, that have not been reflected as Special Items. During the years to date ended September 30, 2022 and 2021, we recorded net refranchising gains of $10 million and $17 million, respectively, that have not been reflected as Special Items. These net refranchising gains and losses relate to refranchising of restaurants in 2022 and 2021 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)In the first quarter of 2022, as a result of the Russian invasion of Ukraine, we suspended all investment and restaurant development in Russia. We also suspended all operations of our 70 company-owned KFC restaurants in Russia and began finalizing an agreement to suspend all Pizza Hut operations in Russia, in partnership with our master franchisee. Further, we pledged to redirect any future net profits attributable to Russia to humanitarian efforts. During the second quarter, we completed the transfer of ownership of the Pizza Hut business to a local operator who has initiated the process of re-branding locations to a non-YUM concept. In October 2022, we announced that we have entered into a sale and purchase agreement to transfer ownership of our Russia KFC restaurants, operating system and master franchise rights, including the network of franchised restaurants, to Smart Service Ltd., a business operated by one of our existing KFC franchisees in Russia. Under the agreement, the buyer will be responsible for rebranding locations to a non-YUM concept and retaining employees in Russia. Completion of the transaction is subject to regulatory and governmental approvals, as well as other conditions agreed to by the parties. Following the completion of the transaction, we will have ceased our corporate presence in Russia.

Our GAAP operating results continue to reflect royalty revenues and expenses to support the Russian operations for Pizza Hut prior to the date of transfer and for KFC for the entire quarter and year to date ended September 30, 2022 within their historical financial statement line items and operating segments. However, given our decision to exit Russia and our pledge to direct any future net profits attributable to Russia subsequent to the date of invasion to humanitarian efforts, we have reclassed such net profits from the Division segment results in which they were earned to Corporate and unallocated. Additionally, we have incurred certain expenses related to the transfer of the businesses and other one-time costs related to our exit from Russia which we have recorded within Corporate and unallocated. The resulting net Operating Profit within Corporate and unallocated of $16 million and $37 million for the quarter and year to date ended September 30, 2022, respectively, has been reflected as a Special Item as the amounts are not indicative of our ongoing results.

(c)During the quarter and year to date ended September 30, 2022, we recorded charges of $1 million to General and administrative expenses and $1 million to Other (income) expense related to a resource optimization program initiated in the third quarter of 2020. During the quarter ended September 30, 2021, we recorded a charge of $4 million to General and administrative expenses related to the program. During the year to date ended September 30, 2021, we recorded a charge of $7 million to General and administrative and a credit of $1 million to Other pension (income) expense related to the program. This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. Due to the size and scope of the resource optimization program, these charges have been reflected as Special Items.

(d)During the quarter ended June 30, 2022, the Company redeemed $600 million aggregate principal amount of 7.75% YUM Senior Unsecured Notes due in 2025 (the “2025 Notes”). The redemption amount was equal to 103.875% of the $600 million aggregate principal amount redeemed, reflecting a $23 million “call premium”. We recognized the call premium and the write-off of $5 million of unamortized debt issuance costs associated with the 2025 Notes within Interest expense, net.

During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the “2026 Notes”). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million “call premium”. We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net.

Due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense, we reflected these charges as Special Items.

(e)    Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, during the quarter ended September 30, 2021, we recorded as a Special Item a $10 million tax benefit related to prior refranchisings for which the associated pre-tax gain or loss was recorded as Special.

(f)    During the quarter ended June 30, 2021, the United Kingdom (“UK”) Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as a Special Item as part of a fourth quarter 2019 intercompany restructuring of intellectual property (“IP”) rights into the UK, which resulted in the recognition of an additional $64 million deferred tax benefit as a Special Item.

In July 2021, we concentrated management responsibility for European (excluding the UK) KFC franchise development, support operations and management oversight in Switzerland. Concurrent with this change in management responsibility, we completed intra-entity transfers of certain KFC IP rights from subsidiaries in the UK to subsidiaries in Switzerland. With the transfer of these rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net, one-time benefit of $152 million as a Special Item in the quarter ended September 30, 2021.

(g)    In January 2022, the U.S. Treasury published new regulations impacting foreign tax credit utilization beginning in the Company’s 2022 tax year. These regulations make foreign taxes paid to certain countries no longer creditable in the U.S. As a result, we reversed a valuation allowance associated with existing foreign tax credit carryforwards that we now believe will be used to offset these now non-creditable taxes in 2022 and future years. This valuation allowance reversal resulted in a one-time tax benefit of $82 million in the year to date ended September 30, 2022 that was reflected as a Special Item.

(h)    Our decision to exit the Russia market is anticipated to result in a reduction in the tax basis of IP rights held in Switzerland due to the expected loss of the associated Russian royalty income associated with such rights going forward. As a result, we have remeasured and reassessed the need for a valuation allowance on those deferred tax assets. In addition, we have reassessed certain deferred tax liabilities associated with the Russia business given the expectation that the existing basis difference will now reverse by way of sale. Primarily as a result of these items, we recorded a net tax benefit of $2 million and net tax expense of $69 million in the quarter and year to date ended September 30, 2022, respectively, that were reflected as Special Items.